Exhibit 99.1

1.	On June 22, 2026, the underwriters of the previously reported public offering exercised their option to purchase an additional 750,000 shares of common stock of Hilton Grand Vacations Inc. (the “Issuer”), par value $0.01 per share (the “Common Stock”) at a price of $50.00 per share. The total 750,000 shares consist of (i) 191,154 shares held by AP Dakota Co-Invest, L.P. (“Dakota Co-Invest”) and (ii) 558,846 shares held by and AP VIII Dakota Holdings Borrower, L.P. (“Dakota Holdings Borrower”).

2.	Dakota Co-Invest and Dakota Holdings Borrower each hold securities of the Issuer and are principally engaged in the business of investment in securities. Apollo Advisors VIII, L.P. (“Advisors VIII”) is the sole member of AP Dakota Co-Invest GP, LLC (“Dakota Co-Invest GP”), which serves as the general partner of Dakota Co-Invest. AP VIII Dakota Holdings Borrower GP, LLC (“Borrower GP LLC”) serves as the general partner of Dakota Holdings Borrower and AP VIII Dakota Holdings, L.P. (“Dakota Holdings LP”) serves as the sole member of Borrower GP LLC. Advisors VIII serves as the general partner of Dakota Holdings LP. Apollo Capital Management VIII, LLC (“Capital Management VIII”) serves as the general partner of Advisors VIII. APH Holdings, L.P. (“APH Holdings”) serves as the sole member of Capital Management VIII, and Apollo Principal Holdings A GP, Ltd. (“Principal Holdings A GP”) serves as the general partner of APH Holdings.

Dakota Co-Invest GP, Borrower GP LLC, Dakota Holdings LP, Advisors VIII, Capital Management VIII, APH Holdings, and Principal Holdings A GP, and Messrs. Marc Rowan, Scott Kleinman, and James Zelter, the managers, as well as executive officers and directors, of Principal Holdings A GP, each disclaims beneficial ownership of all Common Stock owned of record by Dakota Co-Invest and Dakota Holdings Borrower, except to the extent of any pecuniary interest therein, and the filing of this Form 4 shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of the principal office of Dakota Co-Invest, Dakota Co-Invest GP, Advisors VIII, Capital Management VIII, APH Holdings, Dakota Holdings Borrower, Borrower GP LLC, and Dakota Holdings LP is c/o Apollo Management Holdings, L.P., 9 West 57th Street, 41st Floor, New York, NY 10019. The address of the principal business office of Principal Holdings A GP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008.